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INVESTMENT BANKING DIVISION

PaineWebber Incorporated
1285 Avenue of the Americas
New York, NY 10019
212 713-2000




                                                                     PAINEWEBBER





                               Consent to Use of
                            Fairness Opinion in S-4
                             Registration Statement
                             ----------------------





           We hereby consent to the use of our opinion letter dated July 25, 1999 to the Board of Directors of Ocwen Asset Investment Corp. included as Annex III to the Prospectus/Proxy Statement which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of Ocwen Asset Investment Corp. with and into Ocwen Financial Corporation and to the references to such opinion in such Prospectus/Proxy Statement under the captions "The Merger." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             PAINEWEBBER INCORPORATED


                                             By /s/  James W. Kilman, Jr.
                                                ------------------------------
                                                James W. Kilman, Jr.
                                                Managing Director

August 9, 1999
New York, New York